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                                                              EXHIBIT 23.4

             CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.

  As independent petroleum engineers, we hereby consent to the incorporation by reference in this registration statement of our Firm's report on the proved oil and gas reserve quantities of Equitable Resources, Inc. as of December 31, 1997, and to all references to our Firm's name and report included in this registration statement.

                                          NETHERLAND, SEWELL & ASSOCIATES,
                                           INC.

                                          /s/ Frederic D. Sewell
                                          _____________________________________

April 13, 1998